Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "ALPHAMETRIX MANAGED FUTURES III LLC", FILED IN THIS OFFICE ON THE TENTH DAY OF SEPTEMBER, A.D. 2009, AT 2:22 O'CLOCK P.M.

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:10 PM 09/10/2009
FILED 02:22 PM 09/10/2009
SRV 090845811 - 4729293 FILE

CERTIFICATE OF FORMATION

OF

ALPHAMETRIX MANAGED FUTURES III LLC

This Certificate of Formation of AlphaMetrix Managed Futures III LLC (the "LLC"), dated as of September 10, 2009, is being duly executed and filed by Lisa Tamburini as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is AlphaMetrix Managed Futures III LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o National Corporate Research, Ltd., 615 South DuPont Highway, Dover, Kent County, Delaware 19901.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is National Corporate Research, Ltd., 615 South DuPont Highway, Dover, Kent County, Delaware 19901.

FOURTH. Pursuant to Section 18-215(b) of the Delaware Limited Liability Company Act, the debts, liabilities, obligations and expenses incurred by, contracted for or otherwise existing with respect to a particular series of the LLC, whether such series is now authorized and existing pursuant to the Limited Liability Company Agreement of the LLC or is hereafter authorized and existing pursuant to said Limited Liability Company Agreement, shall be enforceable against the assets associated with that particular series only, and not against the assets associated with any other series of the LLC (or against the assets of the LLC generally), and, subject to the terms of said Limited Liability Company Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the LLC generally or any other series thereof shall be enforceable against the assets of that particular series.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

Lisa Tamburini
Authorized Person